Exhibit 99.1

Clipper Realty Inc. Announces Third Quarter 2023 Results

NEW YORK, November 2, 2023 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended September 30, 2023.

Highlights for the Three Months Ended September 30, 2023

●	Record quarterly revenues of $35.1 million for the third quarter of 2023
●	Quarterly income from operations of $9.2 million for the third quarter of 2023
●	Record net operating income (“NOI”) of $20.0 million for the third quarter of 2023
●	Quarterly net loss of $2.3 million for the third quarter of 2023
●	Record adjusted funds from operations (“AFFO”)[1] of $6.3 million for the third quarter of 2023
●	Declared a dividend of $0.095 per share for the third quarter of 2023

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“The third quarter of 2023 for the Company has produced record performance across all key metrics, including quarterly revenue, NOI and AFFO. We have now had five straight quarters of record revenue. This is indicative of the strength of the current rental market and our portfolio. New leases continue to rent at more than 12% over previous ones and renewals at almost 7%. This has resulted in record revenue for the quarter, even when we remove the revenue from our newly opened Pacific House building. In the third quarter, we recorded record revenue of $35.1 million, NOI of $20.0 million, and had same store leased occupancy of 98.4% and our overall collection rate remains high at 98.0%. We are also very excited about our Dean Street development. During the quarter we closed on a construction loan that will enable us to complete the project as timely as 1010 Pacific House. Closing such a loan in this market is no small feat and is a sign of the strength of the project’s prospects and the strong development record we have in delivering projects on time and on budget. We are also excited to begin operations at our Flatbush Gardens property under the new Article 11 transaction with New York City that we announced last quarter. The abatement of real estate taxes and enhanced rental recoveries this provides should allow us to profitably provide property improvements and tenant assistance for the benefit of all. We continue to feel that we are executing on all past communicated strategies and are confident in our ability to create long-term value.”

Financial Results

For the third quarter of 2023, revenues increased by $2.3 million, or 7.1%, to $35.1 million and $1.2 million, or 3.5% excluding revenue from Pacific House. This compares to revenue of $32.8 million during the third quarter of 2022. Residential revenue increased by $2.4 million, or 10.4%, and $1.2 million, or 5.3% excluding revenue from Pacific House in the third quarter of 2023 driven by higher rental rates at all our residential properties. Commercial income decreased $0.2 million, or 0.8%, in the third quarter of 2023 due to a small number of commercial leases that expired during 2023.

For the third quarter of 2023, net loss was $2.3 million, or $0.07 per share or $1.6 million, or $0.03 per share excluding the net loss attributable to Pacific House operations, compared to net loss of $2.8 million, or $0.08 per share, for the third quarter of 2022. The adjusted change was primarily attributable to increased rental revenue discussed above and lower real estate taxes due to the Flatbush Gardens Article 11 transaction entered into at the end of the second quarter, net of higher property operating expenses, insurance, and interest expense.

For the third quarter of 2023, AFFO was $6.3 million, or $0.15 per share, or $6.4 million or $0.15 per share excluding the impact of Pacific House, compared to $5.0 million, or $0.12 per share, for the third quarter of 2022. The adjusted increase was primarily attributable to the rental revenue discussed above and lower property operating costs, net of higher insurance, real estate taxes, general and administrative costs.

1 NOI and AFFO are non-GAAP financial measures. For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

Balance Sheet

At September 30, 2023, notes payable (excluding unamortized loan costs) was $1,211.9 million, compared to $1,171.2 million at December 31, 2022. The increase was primarily due to the Pacific House loan entered during the first quarter and an additional $20 million borrowed under this loan in the third quarter.

During the third quarter the Company refinanced its land purchase loan on its Dean Street project with a construction loan which permits total borrowing up to $123 million.

Dividend

The Company today declared a third quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on November 14, 2023, payable November 22, 2023.

Conference Call and Supplemental Material

The Company will host a conference call on November 2, 2023, at 5:00 PM Eastern Time to discuss the third quarter 2023 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 261579. A replay of the call will be available from November 2, 2023, following the call, through November 16, 2023, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 261579. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates, and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2022, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.

Consolidated Balance Sheets

(In thousands, except for share and per share data)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$571,988	$540,859
Building and improvements	722,350	656,460
Tenant improvements	3,366	3,406
Furniture, fixtures and equipment	13,227	12,878
Real estate under development	73,303	142,287
Total investment in real estate	1,384,234	1,355,890
Accumulated depreciation	(206,077)	(184,781)
Investment in real estate, net	1,178,157	1,171,109

Cash and cash equivalents	22,450	18,152
Restricted cash	14,904	12,514
Tenant and other receivables, net of allowance for doubtful accounts of $184 and $321, respectively	5,231	5,005
Deferred rent	2,508	2,573
Deferred costs and intangible assets, net	6,270	6,624
Prepaid expenses and other assets	10,239	13,654
TOTAL ASSETS	$1,239,759	$1,229,631

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $14,578 and $9,650, respectively	$1,197,278	$1,161,588
Accounts payable and accrued liabilities	12,954	17,094
Security deposits	8,653	7,940
Below-market leases, net	-	18
Other liabilities	7,234	5,812
TOTAL LIABILITIES	1,226,119	1,192,452

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,063,228 shares issued and outstanding	160	160
Additional paid-in-capital	89,302	88,829
Accumulated deficit	(84,290)	(74,895)
Total stockholders' equity	5,172	14,094

Non-controlling interests	8,468	23,085
TOTAL EQUITY	13,640	37,179

TOTAL LIABILITIES AND EQUITY	$1,239,759	$1,229,631

Clipper Realty Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

REVENUES
Residential rental income	$25,501	$23,108	$74,481	$67,167
Commercial rental income	9,627	9,692	28,857	29,570
TOTAL REVENUES	35,128	32,800	103,338	96,737

OPERATING EXPENSES
Property operating expenses	7,930	7,267	22,811	21,734
Real estate taxes and insurance	7,374	8,252	24,610	24,069
General and administrative	3,340	3,209	10,029	9,348
Transaction pursuit costs	-	(10)	357	506
Depreciation and amortization	7,282	6,784	21,376	20,221
TOTAL OPERATING EXPENSES	25,926	25,502	79,183	75,878

INCOME FROM OPERATIONS	9,202	7,298	24,155	20,859

Interest expense, net	(11,527)	(10,086)	(32,996)	(30,076)
Loss on extinguishment of debt	-	-	(3,868)	-

Net loss	(2,325)	(2,788)	(12,709)	(9,217)

Net loss attributable to non-controlling interests	1,444	1,731	7,892	5,723
Net loss attributable to common stockholders	$(881)	$(1,057)	$(4,817)	$(3,494)

Basic and diluted net loss per share	$(0.07)	$(0.08)	$(0.36)	$(0.26)

Weighted average common shares / OP units
Common shares outstanding	16,063	16,063	16,063	16,063
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	42,380	42,380	42,380	42,380

Clipper Realty Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
.	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,709)	$(9,217)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	21,296	20,041
Amortization of deferred financing costs	1,098	939
Amortization of deferred costs and intangible assets	441	540
Amortization of above- and below-market leases	(18)	(26)
Loss on extinguishment of debt	3,868	-
Deferred rent	66	(220)
Stock-based compensation	2,214	2,064
Bad debt expense	(120)	(387)
Changes in operating assets and liabilities:
Tenant and other receivables	(103)	(304)
Prepaid expenses, other assets and deferred costs	3,328	2,606
Accounts payable and accrued liabilities	(4,366)	(2,558)
Security deposits	713	896
Other liabilities	1,422	785
Net cash provided by operating activities	17,130	15,159

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(27,783)	(35,966)
Acquisition deposit	-	2,015
Cash paid in connection with acquisition of real estate	-	(8,041)
Net cash used in investing activities	(27,783)	(41,992)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(84,241)	(1,652)
Proceeds from mortgage notes	124,858	24,855
Dividends and distributions	(13,044)	(12,767)
Loan issuance and extinguishment costs	(10,232)	(335)
Net cash provided by financing activities	17,341	10,101

Net increase (decrease) in cash and cash equivalents and restricted cash	6,688	(16,732)
Cash and cash equivalents and restricted cash - beginning of period	30,666	52,224
Cash and cash equivalents and restricted cash - end of period	$37,354	$35,492

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$18,152	$34,524
Restricted cash	12,514	17,700
Total cash and cash equivalents and restricted cash - beginning of period	$30,666	$52,224

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$22,450	$19,987
Restricted cash	14,904	15,505
Total cash and cash equivalents and restricted cash - end of period	$37,354	$35,492

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $3,855 and $3,775 in 2023 and 2022, respectively	$32,924	$29,244
Non-cash interest capitalized to real estate under development	339	1,749
Additions to investment in real estate included in accounts payable and accrued liabilities	5,102	5,214
Non-cash dividend declared	-	-

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including loan principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
FFO
Net loss	$(2,325)	$(2,788)	$(12,709)	$(9,217)
Real estate depreciation and amortization	7,282	6,784	21,376	20,221
FFO	$4,957	$3,996	$8,667	$11,004

AFFO
FFO	$4,957	$3,996	$8,667	$11,004
Amortization of real estate tax intangible	120	121	361	361
Amortization of above- and below-market leases	(1)	(9)	(18)	(26)
Straight-line rent adjustments	39	(31)	66	(220)
Amortization of debt origination costs	423	313	1,098	939
Amortization of LTIP awards	783	856	2,214	2,064
Transaction pursuit costs	-	(10)	357	506
Loss on extinguishment of debt	-	-	3,868	-
Certain litigation-related expenses	(10)	(65)	(10)	188
Recurring capital spending	(51)	(138)	(375)	(276)
AFFO	$6,260	$5,033	$16,228	$14,540
AFFO Per Share/Unit	$0.15	$0.12	$0.38	$0.34

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted EBITDA
Net loss	$(2,325)	$(2,788)	$(12,709)	$(9,217)
Real estate depreciation and amortization	7,282	6,784	21,376	20,221
Amortization of real estate tax intangible	120	121	361	361
Amortization of above- and below-market leases	(1)	(9)	(18)	(26)
Straight-line rent adjustments	39	(31)	66	(220)
Amortization of LTIP awards	783	856	2,214	2,064
Interest expense, net	11,527	10,086	32,996	30,076
Transaction pursuit costs	-	(10)	357	506
Loss on extinguishment of debt	-	-	3,868	-
Certain litigation-related expenses	(10)	(65)	(10)	188
Adjusted EBITDA	$17,415	$14,944	$48,501	$43,953

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
NOI
Income from operations	$9,202	$7,298	$24,155	$20,859
Real estate depreciation and amortization	7,282	6,784	21,376	20,221
General and administrative expenses	3,340	3,209	10,029	9,348
Transaction pursuit costs	-	(10)	357	506
Amortization of real estate tax intangible	120	121	361	361
Amortization of above- and below-market leases	(1)	(9)	(18)	(26)
Straight-line rent adjustments	39	(31)	66	(220)
NOI	$19,982	$17,362	$56,326	$51,049